Exhibit 99.1

FOR IMMEDIATE RELEASE

HERBALIFE LTD. ANNOUNCES CLOSING OF $1.45 BILLION CREDIT FACILITY

LOS ANGELES, February 15, 2017 – Herbalife Ltd. (NYSE: HLF), a global nutrition company, today announced that it has closed a new $1.45 billion senior secured credit facility, which consists of a $150 million revolving credit facility maturing 2022 and a $1.3 billion term loan maturing 2023.

“This credit facility affords us the financial flexibility to continue to create long-term value for our shareholders, capitalize on our solid business fundamentals, and realize our global market potential,” said Herbalife Chief Financial Officer John DeSimone. “We thank our banking partners for their confidence and commitment in Herbalife Nutrition.”

Credit Suisse acted as administrative agent for the new term loan and collateral agent for the credit facility, Rabobank acted as administrative agent for the revolving credit facility, and Citizens Bank, N.A. acted as documentation agent for the credit facility. Credit Suisse and Rabobank acted as joint book runners and joint lead arrangers of the transaction. The new facility replaces Herbalife’s senior secured revolving credit facility which was due to mature in March 2017.

Contact:

Herbalife Ltd.

Jen Butler, 213-745-0420

VP, Media Relations

jenb@herbalife.com

or

Investor Contact:

Alan Quan, 213-745-0541

VP, Investor Relations

alanqu@herbalife.com

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About Herbalife:

Herbalife is a global nutrition company that has been changing people’s lives with great products since 1980. Our nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through dedicated Herbalife Independent Members in more than 90 countries. We are committed to fighting the worldwide problems of poor nutrition and obesity by offering high-quality products, one-on-one coaching with an Herbalife Member and a community that inspires customers to live a healthy, active life.

We support the Herbalife Family Foundation (HFF) and its Casa Herbalife programs to help bring good nutrition to children in need. We also sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy and champions in many other sports.

The company has over 8,000 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of $4.5 billion in 2015. The Herbalife website contains a significant amount of financial and other information about the company at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted. To learn more, visit Herbalife.com or IAmHerbalife.com.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our relationship with, and our ability to influence the actions of, our Members;

•	improper action by our employees or Members in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

•	legal challenges to our network marketing program;

•	the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;

•	risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

•	U.S. and foreign laws and regulations applicable to our international operations;

•	restrictions imposed by covenants in our credit facility;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our Members;

•	product liability claims;

•	our incorporation under the laws of the Cayman Islands;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.